Exhibit 2.1

INCORPORATED IN THE PROVINCE OF BRITISH COLUMBIA
Certificate Number ZQ 123456	NEVADA GEOTHERMAL POWER INC.	Shares ****0********* *****0******** ******0******* *******0****** ********0*****

THIS CERTIFIES THAT		CUSIP 64127M 10 5
	SPECIMEN	SEE REVERSE FOR CERTAIN DEFINITIONS

Is the registerefd holder of
* * * ZERO * * *

FULLY-PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE

In the capital of the above named Company subject to the Memorandum and Articles of the Company transferable on the books of the Company bye the registered holder in person or by Attorney duly authorized in writing upon surrender of this Certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed on its behalf by the facsimile signature of its duly authorized officers at Vancouver, British Columbia.

DATED
/s/ Brian D. Fairbank
President	COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA
(VANCOUVER) (TORONTO)
/s/	TRANSFER AGENT AND REGISTRAR
Secretary	By
AUTHORIZED OFFICER

The shares represented by this Certificate are transferable at the offices of Computershare Trust Company of Canada, Vancouver, B.C. and Toronto, Ontario.

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